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Insured/Annuitant______________________________                                    FOR HOME OFFICE USE

Farm Bureau Life Insurance Company                                                 ___________________
5400 University Avenue              [FARM BUREAU FINANCIAL SERVICES(R) LOGO]          POLICY NUMBER
West Des Moines, Iowa
50266-5997


          SUITABILITY, ALLOCATION OF FUNDS, AND REPLACEMENT SUPPLEMENT

    (TO BE COMPLETED FOR ALL VARIABLE LIFE AND VARIABLE ANNUITY APPLICATIONS)
              PLEASE RETURN TO THE HOME OFFICE WITH THE APPLICATION

    All references to "the Company" shall mean Farm Bureau Life Insurance Company of West Des Moines, Iowa.


SUITABILITY SECTION A - OWNER INFORMATION

Owner's Name: _____________________________________________________________     Owner's Date of Birth: _____________________________

Owner's Name: _____________________________________________________________     Owner's Date of Birth: _____________________________


SUITABILITY SECTION B - SUITABILITY QUESTIONNAIRE

For the purposes of this Supplement, "You" refers to the Proposed Owner.

1.  Did you receive the current Prospectus for the Policy/Contract?                                        / / Yes      / / No

2.  Do you believe that this Policy/Contract will meet your insurance needs
    and financial objectives?                                                                              / / Yes      / / No

3.  Source of funds for this Policy/Contract:

    / /  Current Income                     / /  Sale of Real or                    / / POLICY SURRENDER*
    / /  Personal Savings/CDs                    Personal Property                  / / VARIABLE ANNUITY *
    / /  Mutual Funds                       / /  POLICY CASH VALUE,                 / / FIXED ANNUITY*
    / /  Stocks/Bonds                            DIVIDEND OR LOAN*                  / / Other______________________

    *THE REPLACEMENT INFORMATION (SECTION D) MUST BE COMPLETED.

4.  Marital Status: / / Married     / / Single

    Number of dependent children _____________________________

5.  The best way to describe my investment strategy for this Policy/Contract is:  (Check those most appropriate)

    / / Preservation of principal        / / Income                      / / Income and growth        / / Growth
    / / Aggressive growth                / / Other, please specify ______________________________________________________

6.  Tolerance for subaccount volatility:
    / / LOW        I am willing to accept minimal volatility with the cash value in the subaccounts.
    / / MEDIUM     I am willing to accept some volatility with the cash value in the subaccounts.
    / / HIGH       I am willing to accept greater volatility with the cash value in the subaccounts.

7.  Owner's annual income:        / / Less than $25,000                 / /  $100,001 to $250,000
                                  / / $25,001 to $50,000                / /  More than $250,001
                                  / / $50,001 to $100,000

8.  Owner's estimated:            / / Less than $5,000                  / /  $10,001 to $25,000
    liquid net worth              / / $5,001 to $10,000                 / /  More than $25,001
    (cash and cash equivalents)

9.  Owner's total net worth:     / / Less than $100,000                / /  $250,001 to $500,000
                                 / / $100,001 to $250,000              / /  More than $500,001

10. Was an illustration shown to you?                                                                     / / Yes    / / No

11.  If "Yes", what was the gross rate of return shown to you on the illustration? ________________________________%


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12. Do you understand that the cash value of the Policy/Contract may go up or down depending on the
    subaccount investment experience and that there is no guaranteed minimum cash value for accounts             / / Yes    / / No
    other than the Declared Interest Option?

13. Do you also understand that the amount of the death benefit or the duration of the death benefit
    may vary under the conditions described in the death benefit provision of the Policy/Contract?               / / Yes    / / No

14. FOR VARIABLE ANNUITIES ONLY. Do you understand that if you choose to fund a qualified plan with
    a Yes No variable annuity, the tax-deferral feature of a variable annuity is not necessary as                / / Yes    / / No
    the qualified plan already provides a tax-deferral feature?


SUITABILITY SECTION C - ALLOCATION OF FUNDS

1.  The net premium payments (as described in the Prospectus) are to be allocated to the appropriate subaccounts as follows:

ACU -American Century VP Ultra(R)                 ________%      FMC -Fidelity VIP Mid Cap**                           ________%
ACV -American Century VP Vista(SM)                ________%      FOS -Fidelity VIP Overseas**                          ________%
DCA -Dreyfus VIF Appreciation*                    ________%      FTC -Franklin Small Cap                               ________%
DDS -Dreyfus VIF Disciplined Stock*               ________%      FTU -Franklin U.S. Government                         ________%
DGI -Dreyfus VIF Growth & Income*                 ________%      FTV -Franklin Value Securities                        ________%
DIE -Dreyfus VIF International Equity*            ________%      FTS -Mutual Shares Securities                         ________%
DSC -Dreyfus VIF Small Cap*                       ________%      FTG -Templeton Growth Securities                      ________%
DRG -Dreyfus Socially Responsible Growth Fund     ________%      JMV -JPMorgan Mid Cap Value Portfolio                 ________%
BCI -EquiTrust Blue Chip                          ________%      JMC -JPMorgan Small Company Portfolio                 ________%
HQ1 -EquiTrust High Grade Bond                    ________%      SM4 -Summit S&P MidCap 400 Index Portfolio            ________%
HY1 -EquiTrust High Yield Bond                    ________%      SN1 -Summit Nasdaq -100 Index Portfolio               ________%
MG1 -EquiTrust Managed                            ________%      SR2 -Summit Russell 2000 Small Cap Index Portfolio    ________%
MM1 -EquiTrust Money Market                       ________%      TEI -T. Rowe Price Equity Income                      ________%
GC1 -EquiTrust Value Growth                       ________%      TIS -T. Rowe Price International Stock                ________%
FCF -Fidelity VIP Contrafund(R)**                 ________%      TMC -T. Rowe Price Mid-Cap Growth                     ________%
FGR -Fidelity VIP Growth**                        ________%      TNA -T. Rowe Price New America Growth                 ________%
FGI -Fidelity VIP Growth & Income**               ________%      TPS -T. Rowe Price Personal Strategy Balanced         ________%
FH2 -Fidelity VIP  High Income**                  ________%      DIO -Declared Interest Option                         ________%
FIX -Fidelity VIP Index 500**                     ________%

*VIF represents Dreyfus Variable Investment Fund.
**Fidelity Investments is a registered trademark of FMR Corp.

Total of subaccounts plus fixed account must equal 100% with a minimum of 10% per account. All percentage allocations must be in whole numbers.

VARIABLE UNIVERSAL LIFE. Net premiums for the Variable Universal Life policies will be allocated to the Declared Interest Option if they are received either before the date the Company obtains a signed notice from the Owner that the Policy has been received, or before the end of 25 days after the delivery date. Upon earlier of (i) the date the Company obtains a notice signed by the Owner that the Policy has been received, or (ii) 25 days after the delivery date, we will transfer part or all of the cash value in the Declared Interest Option to the subaccounts in accordance with the Owner's allocation instructions.

VARIABLE ANNUITY. Net premiums for the Variable Annuity Contract will be initially allocated to the money market subaccount for a ten-day period following the Contract date. At the end of that period, the amount in the money market subaccount will be allocated among the subaccounts and the Declared Interest Option in accordance with the premium allocation percentages shown above.

TRANSFER BETWEEN PORTFOLIOS

2.  I authorize transfers between the subaccounts upon instruction from any person by
    telephone. If neither box is checked, the telephone privilege WILL be provided.                       / / Yes      / / No

The first transfer in each Policy year will be made without charge; subsequent transfers in a Policy year will be assessed a transfer charge of $25.



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SUITABILITY SECTION D - REPLACEMENT INFORMATION (IF APPLICABLE)

1. Please list the insurer(s) and Policy number(s) of any Policy or Contract that is being replaced/surrendered/partially surrendered or will be used as the source of financing for the new Policy or Contract:

------------------------------------------------------------------------------------------------------------------------------------
       FIXED (TRADITIONAL, WHOLE, UNIVERSAL LIFE)                                            VARIABLE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


2.  When were the policies above first purchased?

____________________________________________________________________________________________________________________________________


3.  Please explain the reason(s) why this replacement/surrender/partial surrender is being completed.

____________________________________________________________________________________________________________________________________


4.  What surrender and/or other charges (if any) will be incurred as a result of the replacement/surrender/partial surrender?

____________________________________________________________________________________________________________________________________


5.  Does the Owner understand applicable sales and other initial charges may be incurred under this new Policy or Contract? (See
    charges below)        / / Yes      / / No
        ----------------------------------------------------------------------------------------------------------------------
                VARIABLE ANNUITY                    VARIABLE UNIVERSAL LIFE            LAST SURVIVOR VARIABLE UNIVERSAL LIFE
        ----------------------------------------------------------------------------------------------------------------------
        6-year surrender charge            First year per unit loads                   First year per unit and per Policy load
        ----------------------------------------------------------------------------------------------------------------------
                                           7% of premium load                          7% (2% over minimum initial
                                                                                       premium) of premium load
        ----------------------------------------------------------------------------------------------------------------------
                                                                                       10 year surrender charge
        ----------------------------------------------------------------------------------------------------------------------


6.  As a result of the replacement/surrender/partial surrender, will your investment risk:

    / / Increase          / / Decrease          / / Remain Unchanged


7.  Who made the recommendation that the replacement/surrender/partial surrender be made?

    / / Policyholder      / / Agent             / / Other ___________________________


8.  Do you understand that there may be adverse tax consequences involved with the
    replacement/surrender/partial surrender of a Policy or Contract?                                      / / Yes       / / No

SUITABILITY SECTION E - SIGNATURES

I/We declare that all statements in this Supplement are true to the best of my/our knowledge and belief, and agree that this Supplement shall be a part of the Variable Life Policy or Variable Annuity Contract issued by the Company.


--------------------------------------------------------                   --------------------------------------
Signature of Owner                                                         Date


--------------------------------------------------------                   --------------------------------------
Signature of Owner                                                         Date


--------------------------------------------------------                   --------------------------------------
Signature of Agent/Representative                                          Date

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